Exhibit 21.1

	Name	Jurisdiction	DBA	Tax Treatment
1.	CAOPC, Inc.	California		Corporation
2.	Chief Value Limited	Hong Kong		Corporation
3.	ChiefValue.com, Inc.	New Jersey	CA - ABS Computer Technologies NJ - dba ChiefValue.com	Corporation
4.	INOPC Inc.	Indiana	IN - dba Newegg.com	Corporation
5.	Magnell Associate, Inc.	California	CA - dba Newegg.com	Corporation
6.	Newegg Australia Pty LTD.	Australia		Corporation
7.	Newegg Business Inc.	Delaware		Corporation
8.	Newegg Canada Inc.	Ontario, Canada		Corporation
9.	Newegg Capital Inc. (fka Newegg Tech Services Taiwan Inc.)	Taiwan		Corporation
10.	Newegg Capital International	Cayman		Corporation
11.	Newegg China Inc.	Cayman Islands		Disregarded Entity
12.	Newegg Commerce (SH) Co., Ltd	China		Corporation
13.	Newegg Enterprises LLC	Delaware		Disregarded Entity
14.	Newegg Europe Inc.	Cayman Islands		Corporation
15.	Newegg Foundation Inc.	California		Corporation
16.	Newegg Greater China (HK) Co. Ltd	Hong Kong		Corporation
17.	Newegg Inc.	Delaware		Corporation
18.	Newegg International Inc.	Cayman Islands		Corporation
19.	Newegg Logistics Services Inc.	Delaware		Corporation
20.	Newegg North America Inc.	Delaware		Corporation
21.	Newegg Recoveries LLC	Delaware		Corporation
22.	Newegg Staffing Inc.	Delaware		Corporation
23.	Newegg Taiwan Inc.	Taiwan		Disregarded Entity
24.	Newegg Tech (Chengdu) LTD	China		Corporation
25.	Newegg Tech (China) Co., Ltd. (fka Tekhill Info Tech)	China		Disregarded Entity
26.	Newegg Tech (Shanghai) Ltd.	China		Corporation
27.	Newegg Tech (Xian) Co., Ltd	China		Corporation
28.	Newegg Tech Corporation (fka Newegg Tech Services)	Cayman		Corporation
29.	Newegg Tech, Inc.	Delaware		Corporation
30.	Newegg Tech Inc. (Cayman) (fka Newegg International)	Cayman		Disregarded Entity
31.	Newegg Tech Research & Development	Hong Kong		Corporation
32.	Newegg Tech Support Limited	Hong Kong		Corporation
33.	Newegg Texas, Inc	Texas	dba Newegg.com	Corporation
34.	Newegg Trading (China) Co. Ltd.	China		Disregarded Entity
35.	Newegg Trading Limited	Hong Kong		Corporation
36.	Newegg UK, Ltd	UK (England and Wales)		Corporation
37.	Newegg.com Americas Inc.	Delaware		Corporation
38.	NJOPC, Inc. fka NEOPC, Inc	New Jersey	NJ - dba Newegg.com	Corporation
39.	Nutrend Automotive Inc.	Delaware	CA - dba Autocare Depot CA - dba Autocaredepot CA - dba SaveRightAway DE - dba Autocare Depot DE - dba Autocaredepot DE - dba SaveRightAway	Corporation
40.	OZZO Inc. fka Newegg Logistics Inc	Delaware		Corporation
41.	OZZO International	Cayman		Disregarded Entity
42.	OZZO International Limited	Hong Kong		Corporation
43.	Pure Facilities Solutions, Inc.	Delaware		Corporation
44.	Rosewill Inc.	Delaware		Corporation
45.	Rosewill Limited	Hong Kong		Corporation
46.	TNOPC Inc.	Tennessee		Corporation
47.	Hangzhou Lianluo Technology Co., Ltd.	China		Corporation